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                                                                  EXHIBIT 23.(J)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 40 to File No. 33-84762; Amendment No. 43 to File No. 811-8648) of WT Mutual Fund of our report dated August 11, 2006, included in the 2006 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 11, 2006